Exhibit 99.1

MCEWEN MINING: Q3 Production

TORONTO, October 30, 2023 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report production for Q3 2023 was 38,600 gold equivalent ounces (“GEOs”) and 104,800 GEOs for the nine months ended September 30th, 2023. Our consolidated production guidance for 2023 is maintained, despite the Gold Bar Mine’s production forecast being 13% below its guidance range. Our forecast for the full year 2023 (see Table 1) reflects actual productions to September 30th and management's current estimates for Q4 2023.

Table 1: Consolidated Production Summary

	Q3		9M		Full Year 2023		2023
	2022	2023	2022	2023	Forecast		Guidance
Consolidated Production
Gold (oz)	26,200	31,500	74,650	86,100	124,300	(3)	123,000-139,000
Silver (oz)	853,000	580,200	1,894,100	1,531,200	2,300,000		2.3M-2.6M
GEOs(1)	35,700	38,600	97,000	104,800	152,300		150,000-170,000
Gold Bar Mine, Nevada
GEOs	7,200	9,500	18,600	23,900	36,500		42,000-48,000
Fox Complex, Canada
GEOs	9,000	11,200	27,900	34,200	45,500		42,000-48,000
San José Mine, Argentina (49%)(2)
Gold Production	9,900	10,800	27,400	28,000	40,000		39,000-43,000
Silver Production	852,200	580,200	1,892,400	1,531,200	2,300,000		2.3M-2.6M
GEOs	19,300	17,900	49,700	46,700	68,000		66,000-74,000

Notes:

(1)	'Gold Equivalent Ounces' are calculated based on a gold-to-silver price ratio of 90:1 for Q3 2022, 82:1 for Q1 2023, 82:1 for Q2, 2023, and 81:1 for Q3 2023. 2023 production guidance is calculated based on an 85:1 gold-to-silver price ratio.

(2)	The San José Mine is 49% owned by McEwen Mining Inc. and 51% owned and operated by Hochschild Mining plc. Production is shown on a 49% basis.

(3)	El Gallo Mine (on care and maintenance) is expected to recover 2,300 gold oz in 2023 from plant and pond cleanout.

Gold Bar Mine, Nevada

Good progress has been made at Gold Bar recovering from a challenging first half of the year, as demonstrated by steadily increasing production quarter after quarter. Gold Bar has also maintained an excellent safety record with 1,313 days without a lost time injury as of September 30th. Crushing and stacking of ore on the heap leach pad reached a rate of 9,300 tonnes per day (tpd) in September, a major improvement over the average in the prior eight months of 6,150 tpd. Year-to-date, ore containing 41,600 ounces of gold has been loaded onto the heap leach pad with an average expected recovery rate of 68%. Due to the gold inventory on the heap leach pad, we are confident in a reasonably strong Q4 continuing into the start of 2024. The 2023 production forecast is 13% below the guidance established in December 2022, due to a combination of factors including flooding and extreme weather in the Spring and a slower leach recovery rate of Gold Bar South ore.

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Fox Complex, Timmins District

Fox performed well during Q3 and it is on track to slightly exceed the mid-point of our guidance range. Fox has achieved 738 days without a lost time injury as of September 30th. Mining at Froome is on track and the Stock mill continues to increase average throughput. We are pleased with the good exploration drilling results seen at our Stock Complex including the ‘Ramp Portal Zone’, which may represent an early mining horizon for our upcoming Stock West project (see news release dated October 3rd, 2023).

San José, Argentina

San José, which is operated by our joint venture partner Hochschild Mining, delivered Q3 production in line with our expectations for the quarter and guidance for the year. San José reported one lost time injury in August 2023, the worker has since recovered and returned to regular duty.

McEwen Copper

On October 11th our McEwen Copper subsidiary announced additional investments by Stellantis and Nuton of ARS$42 billion and US$10 million, respectively. Since the creation of McEwen Copper, shareholders have invested $397 million (including investments by Stellantis in Argentine Pesos at official exchange rates at the time of each transaction) to acquire shares even though the Company has remained private. The recent transactions occurred at $26.00 per share of McEwen Copper, giving it a market value of approximately $800 million. McEwen Mining retains 47.7% ownership of McEwen Copper, with an implied market value of $380 million, this represents a value accretion for McEwen Mining shareholders of $98 million or two (2) dollars per share since March 2023.

McEwen Copper is now well financed for the remainder of 2023 and well into 2024. The funds raised will be used to advance the feasibility study on the Los Azules project and for other corporate purposes. McEwen Mining also received proceeds of $6 million to augment its balance sheet.

Currently, we have fourteen drill rigs on site at Los Azules, scaling up to 18 drill rigs for our drilling campaign targeting more than 45,000 meters. This program will generate all the remaining data required to complete the planned feasibility study by Q1 2025.

Technical Information

The technical content of this news release related to financial results, mining and development projects has been reviewed and approved by William (Bill) Shaver, P.Eng., COO of McEwen Mining and a Qualified Person as defined by SEC S-K 1300 and the Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 47.7% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

WEB SITE
www.mcewenmining.com

CONTACT INFORMATION

150 King Street West
Suite 2800, PO Box 24
Toronto, ON, Canada
M5H 1J9

Relationship with Investors:
(866)-441-0690 Toll free
(647)-258-0395

Mihaela Iancu ext. 320
info@mcewenmining.com

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